UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2005

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2005, Gerald J. Yakatan, Ph.D. resigned as the President and Chief Executive Officer and as a member of the board of directors of Avanir Pharmaceuticals (the "Company"). In connection with Dr. Yakatan's resignation, the Company has agreed to pay him his base salary for a period of one year, the amount of $88,000, being a part of the bonus from the prior year, and continued health benefits for a period of 12 months following his resignation. Dr. Yakatan's employment agreement has been filed as an exhibit to the Company's annual report on Form 10-K for the year ended September 30, 2001, the terms of which are incorporated herein by reference. Also on May 16, 2005, the Company issued a press release regarding Dr. Yakatan's resignation, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On May 16, 2005, Avanir Pharmaceuticals issued a press release announcing its results of operations for the quarter and six months ended March 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.2.

The information set forth under Item 2.02 and in Exhibit 99.2 shall not be deemed " filed" for purposes of Section 18 of the Securities Exchange of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description
99.1 Press release, dated May 16, 2005.
99.2 Press release, dated May 16, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

May 16, 2005	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP Finance & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 16, 2005.
99.2	Press release, dated May 16, 2005.